Exhibit 99.1

Investors:	Media:
Ann Tanabe	Dan Budwick
VP, Investor Relations and Corporate Communications	BMC Communications
Encysive Pharmaceuticals	(212) 477-9007 ext. 14
(713) 796-8822

Marcy Strickler
The Trout Group
(646) 378-2927
FOR IMMEDIATE RELEASE
THELIN® (sitaxentan sodium) RECEIVES AUSTRALIAN
MARKETING APPROVAL
First Selective, Once Daily Oral Endothelin A Receptor Antagonist
Approved by Australian Health Authority
HOUSTON— March 7, 2007— Encysive Pharmaceuticals Inc. (NASDAQ: ENCY) today announced that the Australian Therapeutic Goods Administration (TGA) has granted marketing approval for THELIN®1 (sitaxentan sodium2) 100 mg tablets as a once daily oral treatment for patients with pulmonary arterial hypertension (PAH). THELIN is indicated for the treatment of PAH in patients with New York Heart Association (NYHA)/World Health Organization (WHO) functional class III symptoms to improve exercise ability. Efficacy has been shown in primary pulmonary hypertension3 and in pulmonary hypertension associated with connective tissue disease. THELIN is the first selective endothelin A receptor antagonist and first once daily oral treatment available for patients with PAH.
PAH is characterized by high blood pressure and structural changes in the walls of the pulmonary arteries, the blood vessels that connect the right side of the heart to the lungs. As these arteries become increasingly constricted, blood flow and oxygenation may be inadequate to meet the body’s demands. Since the heart must then pump harder to overcome the resistance, patients are susceptible to heart failure.
“As an oral medication administered just once per day, THELIN may be more convenient for PAH patients who often take additional medications daily,” said Anne Keogh, M.D., Joint Head, Victor Chang Cardiac Research Institute Transplant Program and Associate Professor of Medicine, St. Vincent’s Hospital, University of New South Wales. “PAH has different causes, so treatments such as THELIN that are shown to be useful in a variety of patients, including those with PAH resulting from a connective tissue disease, are a welcome addition to the therapeutic landscape.”
“Approval in Australia marks another proud achievement for Encysive’s global THELIN development program,” commented Bruce D. Given, M.D., President and Chief

Executive Officer of Encysive Pharmaceuticals. “We will continue our focus of rolling out THELIN abroad while we await the FDA’s decision in the United States.”
THELIN® (sitaxentan sodium) Efficacy Highlights
Encysive conducted two randomized, placebo-controlled, multi-center pivotal Phase III studies in support of worldwide product registrations, STRIDE-1 and STRIDE-2 (Sitaxsentan To Relieve ImpaireD Exercise).
In the STRIDE program, THELIN 100 mg was shown to significantly improve exercise capacity, as measured by improvement in six-minute walk distance, including in patients with connective tissue disease. THELIN was also shown to reduce patients’ PAH symptoms (improvement in NYHA/WHO functional class) and improve PAH hemodynamic status. Survival of patients was 96% at one year in the overall patient population and 98% in patients with PAH secondary to connective tissue disease.
About THELIN® (sitaxentan sodium) and PAH
THELIN® (sitaxentan sodium) is an endothelin A receptor antagonist, a small molecule that blocks the action of endothelin, a potent mediator of blood vessel constriction and growth of smooth muscle in vascular walls. Endothelin receptor antagonists may prove to be effective in the treatment of a variety of diseases where the regulation of vascular constriction is important. THELIN is 6,500-fold selective in the targeting of the endothelin A receptor versus the endothelin B receptor. Highly selective endothelin A receptor antagonism has been shown to increase blood flow and reverse vasoconstriction in human clinical pharmacology studies.
Pulmonary arterial hypertension (PAH) is a condition that involves high blood pressure and structural changes in the walls of the pulmonary arteries, which are the blood vessels that connect the right side of the heart to the lungs. PAH causes shortness of breath, limits activity, and is eventually fatal unless treated successfully with heart/lung or lung transplantation. PAH is estimated to afflict approximately 100,000 to 200,000 people worldwide, many of whom are children and young women.
Important Safety Information
In placebo-controlled clinical trials, the most frequent adverse events that occurred in patients receiving THELIN, which were considered to be possibly related to THELIN treatment, were headache, peripheral edema and nasal congestion. Other adverse events that occurred in at least 2% of THELIN patients, at a rate greater than placebo and considered to be possibly related to THELIN treatment, included dizziness, constipation, epistaxis, flushing, international normalized ratio (INR) increase, insomnia, nausea, upper abdominal pain, vomiting, dyspepsia, diarrhea, fatigue, muscle cramp, and prothrombin time (PT) prolongation. THELIN is also associated with liver function abnormalities. Because THELIN inhibits the metabolism of warfarin and other vitamin K antagonists, a dose adjustment for these drugs is needed when co-administered with THELIN. THELIN and other endothelin receptor antagonists have potential for liver toxicity and are teratogenic. Testing of liver enzymes is required prior to the initiation of THELIN and monthly thereafter. THELIN should not be used during pregnancy. THELIN is contraindicated in patients receiving cyclosporine A, patients with mild to severe hepatic impairment (Child-Pugh Class A-C), patients with elevated liver aminotransferases prior to starting treatment (elevation in liver enzymes to levels greater than 3 times the upper limit of normal), lactating patients, or patients with hypersensitivity to the active substance or any excipients.
1 THELIN is a registered trademark of Encysive Pharmaceuticals Inc.
2 “Sitaxentan” sodium is the Australian Approved Name (AAN) for Encysive Pharmaceuticals’ sitaxsentan sodium.
3 Primary pulmonary hypertension is also known as idiopathic pulmonary arterial hypertension
About Encysive Pharmaceuticals
Encysive Pharmaceuticals Inc. is a biopharmaceutical company engaged in the discovery, development and commercialization of novel, synthetic, small molecule compounds to address unmet medical needs. Our research and development programs are predominantly focused on the treatment and prevention of interrelated diseases of the vascular endothelium and exploit our expertise in the area of the intravascular inflammatory process, referred to as the inflammatory cascade, and vascular diseases. To learn more about Encysive Pharmaceuticals please visit our web site: http://www.encysive.com.
This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Among those risks, trends and uncertainties are estimates concerning the PAH patient population; decisions by regulatory authorities regarding whether and when to approve our drug applications for THELIN® (sitaxentan sodium), and their decisions regarding labeling and other matters that could affect the availability and commercial potential of THELIN; market acceptance of THELIN in Australia and the actual rate of acceptance; the speed with which pricing and reimbursement approval, and product launch for THELIN may be achieved within Australia; competitive product developments in the PAH disease market that may affect THELIN; Encysive’s ability to protect its patents and other intellectual property for THELIN; as well as more specific risks, trends and uncertainties facing Encysive such as those set forth in its reports on Forms 8-K, 10-Q and 10-K filed with the U.S. Securities and Exchange Commission. Given these risks, trends and uncertainties, any or all of these forward-looking statements may prove to be incorrect. Therefore you should not rely on any such forward-looking statements. Furthermore, Encysive undertakes no duty to update or revise these forward-looking statements. The Private Securities Litigation Reform Act of 1995 permits this discussion.
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